EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) and the following Registration Statements of Cornerstone Realty Income Trust, Inc. of our report dated January 22, 1998, included in the 1997 Annual Report to Shareholders of Cornerstone Realty Income Trust, Inc.:

     Registration Statement Number                          Description

          333-24871                      Form S-8,  pertaining  to the Company's
                                         1992   Non-Employee   Directors   Stock
                                         Option   Plan,   Special   Non-Employee
                                         Directors   Stock   Option   Plan   and
                                         Non-Employee Directors Fees Plan

          333-24875                      Form S-8,  pertaining  to the Company's
                                         1992 Incentive Plan

          333-34441                      Form S-3, Shelf Registration Statement,
                                         pertaining to the  registration of $200
                                         million  of  Common  Shares,  Preferred
                                         Shares and Debt Securities.

          333-19187                      Form S-3,  pertaining  to the Company's
                                         Dividend    Reinvestment    and   Share
                                         Purchase Plan

Our audits also included the financial statement schedule of Cornerstone Realty Income Trust, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                           /s/    Ernst & Young LLP

Richmond, Virginia
March 25, 1998